United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                      February 11, 2013
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

            1-6479-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue

           New York, New York  10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 11, 2013, Overseas Shipholding Group, Inc. (the “Company”) announced that Morten Arntzen has resigned from his positions as the Company’s President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective February 11, 2013.

(c)           The Company also announced that its Board of Directors has appointed Robert Johnston as President and Chief Executive Officer of the Company, effective February 11, 2013.  Mr. Johnston, age 65, joined the Company in 1969.  He has served as Head of U.S. Flag Strategic Business Unit since January 2009.  From 2005 until 2009, Mr. Johnston was Head of Shipping Operations.  In this role, Mr. Johnston established numerous programs focused on improved safety, environmental and operational performance of the Company's International Flag and U.S. Flag fleets.  From 1976 to 2005, Mr. Johnston held numerous positions with the Company, including Chief Commercial Officer and Vice President of U.S. operations, where his responsibilities included the operation of the U.S. Flag fleet.  Mr. Johnston has served as Senior Vice President of the Company since 1998.  Prior to 1976, Mr. Johnston served on crude oil tankers and product carriers in capacities ranging from Third Mate to Master.  Mr. Johnston holds a bachelor of science degree in marine transportation from the State University of New York’s Maritime College and is a graduate of the executive program at Dartmouth University’s Tuck Business School.

A copy of the Company’s press release announcing Morten Arntzen’s resignation and Robert Johnston’s appointment as President and Chief Executive Officer is attached hereto as Exhibit 99.1.  A copy of Mr. Arntzen’s resignation letter is attached hereto as Exhibit 99.2.

Section 9 - Financial Statements and Exhibits.

Item 9.01                  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 11, 2013

99.2	Resignation Letter of Morten Arntzen, dated February 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: February 14, 2013	By	/s/James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 11, 2013

99.2	Resignation Letter of Morten Arntzen, dated February 11, 2013